SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

VIRGINIA POWER CAPITAL TRUST II
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation or Organization)	03-0461508 (I.R.S. Employer Identification No.)

120 TREDEGAR STREET RICHMOND, VIRGINIA (Address of Principal Executive Offices)	23219 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-96973

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.375% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This Registration Statement relates to the 7.375% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) (the "Trust Preferred Securities") of Virginia Power Capital Trust II, a Delaware business trust (the "Trust"). A description of the Trust Preferred Securities is contained in the prospectus supplement, dated August 16, 2002 (the "Prospectus Supplement"), to prospectus, dated July 31, 2002 (the "Prospectus") of the Trust and Virginia Electric and Power Company ("Virginia Power"), filed on August 20, 2002 with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Securities Act") and is incorporated herein by reference. The Prospectus Supplement and the Prospectus are part of the Registration Statement on Form S-3 (Registration No. 333-96973) of Virginia Power and the Trust (the "Registration Statement").

ITEM 2. EXHIBITS.

1.	The Prospectus Supplement and the Prospectus	Incorporated herein by reference to the Company's Prospectus Supplement and the Prospectus filed with the SEC on August 20, 2002 pursuant to Rule 424(b)(5) under the Securities Act
2.	Certificate of Trust of the Trust	Incorporated herein by reference to Exhibit 4.8 of the Registration Statement
3.	Trust Agreement of the Trust	Incorporated herein by reference to Exhibit 4.9 of the Registration Statement
4.	Form of Amended and Restated Trust Agreement of the Trust	Incorporated herein by reference to Exhibit 4.3 to Virginia Power's Current Report on Form 8-K filed with the SEC on August 20, 2002 (the "Form 8-K")
5.	Form of Certificate Evidencing the 7.375% Trust Preferred Securities	Contained in Exhibit A to the Amended and Restated Trust Agreement, the form of which is filed as Exhibit 4.3 to the Form 8-K
6.	Subordinated Note Indenture dated as of August 1, 1995 between Virginia Power and JPMorgan Chase Bank, as Trustee	Incorporated by reference to Exhibit 4(a) to Virginia Power's Registration Statement on Form S-3 No. 333-20561 as filed on January 28, 1997
7.	Form of Second Supplemental Indenture to Subordinated Note Indenture	Incorporated by reference to Exhibit 4.6 to the Form 8-K
8.	Form of 7.375% Junior Subordinated Debenture	Contained in Exhibit A to the Second Supplemental Indenture, the form of which is filed as Exhibit 4.6 to the Form 8-K
9.	Form of Trust Preferred Securities Guarantee Agreement	Incorporated by reference to Exhibit 4.8 to the Form 8-K

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIRGINIA POWER CAPITAL TRUST II By Virginia Electric and Power Company, as Sponsor

/s/ G. Scott Hetzer
Name: G. Scott Hetzer Title: Senior Vice President and Treasurer

Dated: August 20, 2002